Exhibit 11

                 CAPITAL FACTORS HOLDING, INC. AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
Primary                                                   1996         1995
                                                       -----------  ----------

Weighted average number of common shares outstanding    10,623,358  10,000,000
Common equivalent shares outstanding - options                   0           0
                                                       -----------  ----------
Total common and common equivalent shares outstanding   10,623,358  10,000,000
                                                       -----------  ----------

Net income                                               7,732,562   6,476,106
                                                       -----------  ----------
Primary earnings per share                             $      0.73  $     0.65
                                                       ===========  ==========

Fully diluted

Weighted average number of common shares outstanding    10,623,358  10,000,000
Common equivalent shares outstanding - options              97,744           0
                                                       -----------  ----------
Total common and common equivalent shares outstanding   10,721,102  10,000,000
                                                       -----------  ----------

Net income                                               7,732,562   6,476,106
                                                       -----------  ----------
Fully diluted earnings per share                       $      0.72  $     0.65
                                                       ===========  ==========

                                                         Three Months Ended
                                                           September 30,
Primary                                                 1996            1995
                                                       -----------  ----------

p
Weighted average number of common shares outstanding    11,856,522  10,000,000
Common equivalent shares outstanding - options                   0           0
                                                       -----------  ----------
Total common and common equivalent shares outstanding   11,856,522  10,000,000
                                                       -----------  ----------

Net Income                                               3,271,402   2,524,482
                                                       -----------  ----------
Primary earnings per share                             $      0.28  $     0.25
                                                       ===========  ==========

Fully diluted

Weighted average number of common shares outstanding    11,856,522  10,000,000
Common equivalent shares outstanding - options              97,744           0
                                                       -----------  ----------
Total common and common equivalent shares outstanding   11,954,266  10,000,000
                                                       -----------  ----------

Net Income                                               3,271,402   2,524,482
                                                       -----------  ----------
Fully diluted earnings per share                       $      0.27  $     0.25
                                                       ===========  ==========